================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             ESCALADE, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:........

    (2)  Aggregate number of securities to which transaction applies: ..........

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):.............

    (4)  Proposed maximum aggregate value of transaction: ......................

    (5)  Total fee paid: .......................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: ...............................................

    (2)  Form, Schedule or Registration Statement No.: .........................

    (3)  Filing Party: .........................................................

    (4)  Date Filed: ...........................................................

================================================================================

                             ESCALADE, INCORPORATED

                     Notice of Annual Stockholders' Meeting
                                 April 22, 2006
                         9:00 a.m. Eastern Standard Time



         Dear Stockholder:

         You are cordially invited to attend our 2006 Annual Stockholders' Meeting, which will be held at 9:00 a.m. Eastern Standard Time on Saturday, April 22, 2006 at the Sheraton Indianapolis Hotel & Suites, 8787 Keystone Crossing, Indianapolis, IN 46240

         We are holding the annual meeting for the following purposes:

1.  To elect to the Board seven (7) Directors as set forth herein;

2. To approve a special grant of 2,000 stock options to each of the Company's five non-employee directors elected at the Annual Meeting; and

3. To transact such other business that may properly come before the meeting or any adjournment thereof.

         These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

         To ensure that your vote is promptly recorded, please vote as soon as possible, even if you plan to attend the meeting in person. Please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.



                                        By order of the Board of Directors

                                                 Terry D. Frandsen

                                           V.P. Finance, CFO & Secretary






Wabash, Indiana                                                   March 18, 2006

                                 PROXY STATEMENT


The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), headquartered at 251 Wedcor Avenue, Wabash, Indiana 46992 ((260) 569-7208), is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Saturday, April 22, 2006, at 9:00 a.m. Eastern Standard Time. Each of the 13,011,142 shares of common stock outstanding on February 21, 2006 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on February 21, 2006 will be entitled to vote at the meeting, either in person or by proxy.

The shares represented by all properly executed proxies received by the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a shareholder of record may be revoked at any time before it is voted, by written notice to the Company's Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. This proxy statement is being mailed to shareholders on or about March 18, 2006.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

The holders of a majority of the Company's outstanding Common Stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

The seven (7) nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked "Withhold Authority to Vote" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company's shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

The Annual Report of the Company for the year of 2005 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

                            CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of February 21, 2006.

                    Name and Address                Amount and Nature       Percentage
 Title of Class     Of Beneficial Owner                Of Ownership          Of Class
--------------------------------------------------------------------------------------

                                  Executive Officers
                                  ------------------
Common Stock       Robert E. Griffin                   3,320,750 (1)         25.5% (1)
                   817 Maxwell Avenue
                   Evansville, Indiana  47717

Common Stock       C. W. "Bill" Reed                     965,573 (2)          7.4% (2)
                   251 Wedcor Avenue
                   Wabash, Indiana  46992

Common Stock       Terry D. Frandsen                      88,644 (3)          0.7% (3)
                   251 Wedcor Avenue
                   Wabash, Indiana  46992

                                 Other 5% Stockholders
                                 ---------------------

Common Stock       Andrew and Charmenz Guagenti        1,072,942 (4)          8.2% (4)
                   216 Water Street
                   Newburgh, Indiana  47630

Common Stock       Royce & Associates, LLC               701,000              5.4%
                   1414 Avenue of the Americas
                   New York, NY  10019


(1) Includes 944,316 shares held by a Family Limited Partnership; 1,800,000 shares held by a Family Limited Liability Corporation; and 67,692 shares held by his children. Mr. Griffin disclaims beneficial ownership of those shares. Also includes 2,598 shares issuable upon the exercise of outstanding stock options.
(2) Includes 160,000 shares issuable upon the exercise of outstanding stock options and 7,857 shares held by his children. Mr. Reed disclaims beneficial ownership of those shares.
(3) Includes 85,000 shares issuable upon exercise of outstanding stock options.
(4) Includes 416,930 shares held by Mr. Guagenti, in his name, in his directed IRA, or as Trustee, and 656,012 shares owned by Mrs. Guagenti directly, in her directed IRA, or as Trustee. Mr. and Mrs. Guagenti each disclaim beneficial ownership of the shares held by the other.


                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

The Board of Directors voted to set the size of the Board at seven (7) members. Keith P. Williams, currently serving as a Director, has elected, for personal reasons, to retire at the end of his current term and is not standing for reelection. The nominees presented for election include six individuals who are current directors and one new independent candidate. Those persons whose names are set forth below are standing for election. The term of office of the Directors standing for election at the Annual Meeting will be until the next annual meeting of the stockholders and until their successors are elected and qualified.

Director candidates are nominated by the independent members of the Board of Directors, as the Company does not believe that it is necessary to have a separate Nominating Committee given the small size of the Board. The Board has determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing shareholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and should be a shareholder of the Company to bring the perspective of a shareholder to the Board. To date, the Board has not deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but has the authority to do so in the future. No fees were paid to any such search firm in connection with the nominees for directors named in this proxy statement. The Board believes that the existing Board members and executive management of the Company have sufficient networks of business contacts that will likely form the candidate pool from which nominees will be identified. Once a candidate is identified, as many members of the Board as feasible will meet with such candidate and the Board as a whole subsequently will evaluate the candidates using the criteria outlined above. The independent Board members will then make the final determination of whether or not to nominate the candidate.

In selecting a nominee for director to fill the Board seat being vacated by Mr. Keith Williams at the Annual Meeting, the Board followed the process described in the preceding paragraph. Mr. Edward Williams, a current independent Director of the Company, identified Mr. Richard F. Baalman, Jr. as a nominee who was then evaluated by all members of the Board prior to being nominated.

The Company does not have a formal process by which stockholders can propose nominees to serve as directors. If any stockholder would desire to submit the names and qualifications of potential candidates for directors, the Board would evaluate the possible nominee according to the above criteria and would consider such person in comparison to all other candidates and the number of directors then constituting the Board. The Company has not received any such proposals for this Annual Meeting. Accordingly, the Board has made no rejections or refusals of such candidates.

Information with respect to each of the nominees for the Board of Directors is set forth as follows:

                                                                                      Shares of Common Stock of
                                                                                      the Company Beneficially
                                                                                     owned on February 21, 2006
                                                                                  --------------------------------

Name and Principal Occupation                                    Director                               Percent of
During the Past Five Years                                       Since (1)    Age        Number           Class
------------------------------------------------------------------------------------------------------------------
Robert E. Griffin - Chairman since May, 1999, Previously            1973       71      3,320,750 (1)     25.5% (1)
Chairman and Chief Executive Officer of the Company since
February 1994, Previously President and Chief Executive
Officer since 1976

Blaine E. Matthews, Jr. - Director and Corporate Secretary          1965       68        346,833 (2)      2.7% (2)
of Matthews 1812 House, Inc. since 1979, a mail order
supplier of cakes and food gifts

C. W. "Bill" Reed - President and Chief Executive Officer           1997       59        965,573 (3)      7.4% (3)
since May, 1999, Previously President and Chief Operating
Officer of the Company since February, 1994 and President
of Martin Yale Industries, Inc. since 1980

Edward E. (Ned) Williams - Founder and President of                 2004       45        385,359 (4)      3.0% (4)
Ballast Tools, Incorporated, a manufacturer of industrial
equipment and supplies used for railway track maintenance.
Mr. Edward Williams is also Vice President of Good Earth
Tools, Inc. (4)

George Savitsky - Founder and managing partner of                   2004       67         17,609 (6)      0.1% (6)
Savitsky, Satin & Company, a business management
company specializing in managing the financial affairs of
people in the entertainment industry. Mr. Savitsky is a
certified public accountant


Richard D. White - Mr. White is currently a Managing Director       2004       52         15,315 (5)      0.1% (5)
at Oppenheimer & Co. Inc. and head of its Private Equity
Investment Department. From 2003 until mid 2004 Mr. White was the founder and president of Aeolus Capital Group LLC, an
investment management group focused on small capitalization
valued oriented investments in public companies and control
oriented private equity investments.  From 1985 until 2002,
Mr. White served as a Managing Director of CIBC Capital
Partners as well as a Managing Director and General Partner of its predecessor by acquisition, Oppenheimer and Co., Inc.
Mr. White also serves as a director of  ActivIdentity Corp.
and G-III Apparel Group, Ltd.  Mr. White is a certified public accountant and holds an undergraduate degree in Economics from
Tufts University in Medford, Massachusetts and an M.B.A. in
Finance and Accounting from the Wharton Graduate School of the
University of Pennsylvania in Philadelphia, Pennsylvania.

Richard F. Baalmann, Jr. - President (1988 to present) of Bamm    Nominee      46           None          0.0%
Inc. and related companies, which operate ACE Hardware stores in the St. Louis, Missouri area. Mr. Baalmann serves on the
ACE Hardware Corporation Board of Directors (1999 to present)
and is currently Chairman of the Audit Committee of same.

------------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (8
Individuals)                                                                           5,140,083         39.5%

(1)      See note (1) under "Certain Beneficial Owners".
(2) Includes 83,000 shares held by his spouse and 2,000 shares held by his children. Mr. Blaine Matthews disclaims beneficial ownership of those shares. Also includes 5,434 shares issuable upon the exercise of outstanding stock options.
(3)      See note (2) under "Certain Beneficial Owners".
(4) Includes 37,038 shares owned by Good Earth Tools, Inc., of which Mr. Edward Williams owns 33% of the outstanding voting stock and is an executive officer and 337,302 shares owned by KPW Family Limited Partnership, of which Mr. Williams is one of three partners. Mr. Williams disclaims beneficial ownership of these shares. Also includes 536 shares issuable upon the exercise of outstanding stock options.
(5) Includes 536 shares issuable upon the exercise of outstanding stock options.
(6) Includes 536 shares issuable upon the exercise of outstanding stock options.

While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

The Board does not have a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2005, all seven directors elected at the Annual Meeting were in attendance at that meeting.

The Board has determined that all of the above named incumbent directors and nominee for director have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the exceptions of Messrs. Griffin and Reed who are executive officers of the Company.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The following is a list of the names and ages of all of the executive officers of the Company indicating all positions and offices held by each such person as of the date of this Report. Mr. Griffin and Mr. Reed have served the Company in various executive capacities throughout the past five years. Mr. Frandsen joined the company in October 2002 as Vice President of Finance. He was named Chief Financial Officer in September 2003. Prior to joining the Company, Mr. Frandsen served as the Chief Operating Officer of Seiko Instruments USA, Inc. from 1998. All such persons have been elected to serve until the next annual election of officers and their successors are elected, or until their earlier resignation or removal.

------------------------------------------------------------------------------------------------------------

                                                                                          First Elected as
Name                       Age as of February 21 2006       Offices and Positions Held        Officer
------------------------------------------------------------------------------------------------------------
Robert E. Griffin                         71                        Chairman                  12/1976
------------------------------------------------------------------------------------------------------------

C. W. "Bill" Reed                         59                    CEO and President              2/1994
------------------------------------------------------------------------------------------------------------

Terry D. Frandsen                         48              V.P. Finance, CFO, Secretary        10/2002
------------------------------------------------------------------------------------------------------------

           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and C.W. ("Bill") Reed) and five independent members (Blaine E. Matthews, Jr., Keith P. Williams, Edward E. Williams, Richard D. White and George Savitsky).

During 2005, all Directors attended 100% of all meetings of the Board of Directors and the committees on which they serve, except for Keith P. Williams who attended 71% of all such meetings. The Board of Directors had four meetings, of which Mr. Williams missed two meetings for health reasons. The independent directors held regular executive sessions at each of the four Board Meetings. The Board has designated Mr. Blaine Mathews as a lead or presiding director to chair those executive sessions.

The Company has a standing Audit Committee of the Board of Directors composed of Blaine E. Matthews, Jr., Edward E. Williams and George Savitsky. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers, Inc. The Board has also determined that Blaine E. Matthews, Jr. is an audit committee financial expert. The Audit Committee as a whole held four meetings in 2005. At three meetings the committee met with the independent auditors and management to review the interim financial information contained in each quarterly earnings announcement. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, (3) engage the firm of independent certified public accountants to be hired by the Company and review that firm's independence, and
(4) approve all audit and non-audit services performed by the Company's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which can be found on the Company's website at: www.escaladeinc.com/OVERVIEW/Governance/Audit_Committee_Charter.pdf
-------------------------------------------------------------------

The Board of Directors has a Compensation Committee comprised entirely of independent directors; Richard D. White, Keith P. Williams and George Savitsky. This committee met two times in 2005 to review salaries and compensation levels within the Company. This committee also is responsible for awards of stock options and met one time in 2005 to review the granting of options.

As discussed above, the Board of Directors has no nominating committee.

The Board of Directors has adopted the Escalade, Incorporated Code of Business Conduct and Ethics which may be found on the Company's website at: www.escaladeinc.com/OVERVIEW/Governance/Conduct.htm.
----------------------------------------------------

All employees of the Company, including its chief executive officer and senior financial officers, are subject to compliance with the Code.

Stockholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Escalade, Incorporated, 251 Wedcor Avenue, Wabash, Indiana 46992. All communications directed to the Board will be received and processed by the Company's office of the Chief Financial Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by such office.

Section 16 (a) Beneficial Ownership Reporting Compliance

     To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 2005.

                             EXECUTIVE COMPENSATION

Summary

     The following table is a summary of the compensation paid by the Company to Messrs. Griffin, Reed and Frandsen, its executive officers, for the last three years.

------------------------------------------------------------------------------------------------------------------------
                                                                                        Long Term
                                               Annual Compensation                    Compensation
------------------------------------------------------------------------------------------------------------------------
                                                                  Other Annual
Name and Principal                                              Compensation ($)      Stock Options        All Other
Position                 Year         Salary ($)     Bonus ($)        (2)               (# Shares)      Compensation ($)
------------------------------------------------------------------------------------------------------------------------
Robert E. Griffin        2003         107,383             --         64,475                   --              3,214
Chairman of the Board    2004         101,641             --         70,523                2,598              3,139
                         2005          87,673 (1)         --         77,139                   --              3,025 (3)
------------------------------------------------------------------------------------------------------------------------
C. W. "Bill" Reed        2003         239,435        600,869         32,237               30,000             14,825
President & CEO          2004         253,162        482,755         35,261               30,000             13,756
Director                 2005         262,716 (1)    512,459         38,569               40,000             14,756 (3)
------------------------------------------------------------------------------------------------------------------------
Terry D. Frandsen        2003         101,241        200,290             --               15,000                 --
VP Finance, CFO          2004         123,789        160,918             --               30,000              8,183
Secretary                2005         146,154        170,820             --               40,000              9,525 (3)
------------------------------------------------------------------------------------------------------------------------

(1) This amount also includes director fees for Mr. Griffin ($37,500) and Mr. Reed ($20,500).
(2) The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.
(3) In 2005, the amounts shown include the Company's following contributions to the 401K retirement plan: Mr. Griffin ($3,025); Mr. Reed ($14,000); and Mr. Frandsen ($8,769). The amounts shown also include the dollar value of the following group term life insurance premiums paid by the Company: Mr. Reed ($756) and Mr. Frandsen ($756).

Stock Options

The following table shows information concerning individual grants of options to purchase the Company's common stock made in 2005 to the Company's executive officers pursuant to the 1997 Incentive Stock Option Plan.

--------------------------------------------------------------------------------------------------------------------------

INDIVIDUAL GRANTS IN 2005
--------------------------------------------------------------------------------------------------------------------------

                                       Percent of                                            Potential Realized Value
                                     Total Options                                       at Assumed Annual Rates of Stock
                       Options         Granted To                                       Price Appreciation for Option Term
                       Granted        Employees in    Exercise Price     Expiration                     (2)
       Name           (# Shares)      Fiscal Year        ($/Share)          Date       -----------------------------------
                                                                                                5%($)             10% ($)
--------------------------------------------------------------------------------------------------------------------------
Robert E.
Griffin                     --              --                --               --                 --                 --
--------------------------------------------------------------------------------------------------------------------------
C.W. "Bill"
Reed                    40,000 (1)        16.0%           $13.40          2/17/10            684,087 (3)        836,603 (3)
--------------------------------------------------------------------------------------------------------------------------
Terry D.
Frandsen                40,000 (1)        16.0%           $13.40          2/17/10            684,087 (3)        836,603 (3)
--------------------------------------------------------------------------------------------------------------------------

(1) Options granted pursuant to the Company's 1997 Incentive Stock Option Plan under the terms of which the right to exercise becomes vested in equal installments over a 4 year period beginning at the end of the first year. The exercise price is equal to the market price on day of grant.
(2) The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.
(3) Calculated based upon assumed stock prices for the Company's common stock of $17.10 and $21.58 respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option.

The following table shows information on the Company's executive officers exercise of stock options during 2005 and the number of outstanding stock options held by such persons and the possible value of such options as of December 31, 2005.

--------------------------------------------------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------------

                                                                       Number of Unexercised        Value of Unexercised
                           Shares Acquired                              Options at 12/31/05        In-The-Money Options at
                             On Exercise         Value Realized             Exercisable/            12/31/05 Exercisable/
          Name                    (#)               ($) (1)              Unexercisable (#)          Unexercisable ($) (2)
--------------------------------------------------------------------------------------------------------------------------
Robert E. Griffin                4,452                 44,609                6,616 / --                32,023 / --
--------------------------------------------------------------------------------------------------------------------------
C.W. "Bill" Reed                45,000                479,250             150,000 / 70,000            685,200 / 112,800
--------------------------------------------------------------------------------------------------------------------------
Terry D. Frandsen                   --                     --             37,500 / 47,500              35,850 / 35,850
--------------------------------------------------------------------------------------------------------------------------

(1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the common stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.
(2) The value of unexercised options is calculated by determining the difference between $11.77 per share, the last reported sale price of the common stock on the Nasdaq National Market on December 30, 2005, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option. No value is calculated if the option exercise price is less than the market price.

Compensation of Directors

During 2005, Directors of the Company were compensated as follows:

       Annual Retainer Fees
                Chairman of the Board                                 25,000
                Chairman of the Audit Committee                        2,000
                Chairman of the Compensation Committee                 2,000
                Director                                               7,000

       Meeting Attendance Fees
                In-person Board meeting attendance                     4,000
                Telephonic Board meeting attendance                    1,000
                Committee meeting attendance                           1,000

The Chairman of the Board does not receive a separate retainer as a Director, but does receive any meeting attendance fees earned.

Directors can elect to receive some or all of these fees in shares of the Company's common stock pursuant to the 1997 Director Stock Compensation and Option Plan which was approved by shareholders at the 1997 annual meeting. Those shares and options will not be issued until April 24, 2006. In 2005 there were 5,539 shares issued and 2,767 stock options issued pursuant to the plan. The number of shares to be issued will be calculated based on the aggregate director fees deferred by the director since the 2005 Annual Meeting divided by $13.88, the closing share price on the first business day following the 2005 Annual Meeting. Each director who elected to receive shares will also be granted stock options in an amount equal to one half of the shares issued to the director at an exercise price equal to the per share market price on April 24, 2006.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors determines executive compensation and stock option grants. The Compensation Committee is comprised entirely of independent Directors. Based on the Company's past compensation practices, the Company does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.

Report of the Compensation Committee

The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants, all of which is determined by the Compensation Committee.

In general, base salary levels are set at the beginning of each year at levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 2005, the Committee believed that base salaries for executive officers and most other management employees should be increased. The increases ranged from about 0% to 20%. The Committee increased Mr. Reed's base salary for 2005 by 5.0%.

This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable there under are based primarily upon the subsidiary's Earnings Before Interest, Taxes and Amortization ("EBITA") return on equity and EBITA return on assets. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these components for each subsidiary.

If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20.0% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage. Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries. This Committee on an annual basis reviews the percentage and amount attributable to each individual executive officer. This Committee approved Mr. Reed's portion, under the plan, of $512,459 for 2005.

In 2005, both the sporting goods subsidiary and the office/graphic arts subsidiary exceeded their target levels for each of the incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 2005 bonus amounts paid to Mr. Reed and the Company's other executive officers were generated from both the Company's sporting goods subsidiary and office/graphic arts subsidiary. After incentive profit sharing and taxes the Company's consolidated net income of $11,942,000 generated a return on assets (on average beginning and ending assets) of 9.2% and a return on beginning equity of 17.1%.

The Committee also determines annual stock option grants to the Company's executive officers and other eligible employees. The Committee continues to believe that stock options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company. Shareholders approved the 1997 Incentive Stock Option Plan at the 1997 annual meeting. Pursuant to that plan the committee felt it was appropriate to grant stock options to certain executive officers of the Company in 2005. The Committee granted 40,000 options each to Mr. Reed and Mr. Frandsen.

            Richard D. White     Keith P. Williams     George Savitsky

Compensation Committee Interlocks and Insider Participation

In 2005, Messrs. Richard White, Keith Williams and George Savitsky were independent Directors of the Company and comprised the Company's Compensation Committee. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. Richard White, Keith Williams and George Savitsky.

                          REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter as adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under NASDAQ rules. During fiscal year 2005, the Committee met five times, and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company's auditors is consistent with the auditors' independence. The Audit Committee has determined that the provisions of such services are consistent with the auditors' independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 31, 2005, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

       Blaine E. Matthews, Jr.     Edward E. Williams     George Savitsky

                       INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of BKD LLP (the "Auditors") was engaged by the Company's Audit Committee to audit the Company's consolidated financial statements for the year ended December 31, 2005. BKD LLP, formerly known as Olive LLP, has served as independent auditors for the Company since 1977. Audit services performed by BKD LLP during the fiscal year most recently completed included examinations of the financial statements of the Company and its North American subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting and filing of federal and state income tax returns. Representatives of BKD LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Company's Audit Committee has not yet appointed a principal independent accounting firm for fiscal year 2005. The Audit Committee is evaluating how the Company can most effectively and efficiently continue to satisfy the provisions of the Sarbanes-Oxley Act of 2002, including compliance with the internal controls requirements imposed by Section 404 of that law, on an ongoing basis. As part of that evaluation, the Audit Committee is reexamining the scope and nature of services that the Company needs to obtain from its independent public accounting firm. The Company's Audit Committee anticipates that it will select a principal independent accounting firm for fiscal year 2006 no later than its next meeting following the 2006 annual Meeting.

                         PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Escalade, Incorporated for the fiscal years ended December 31, 2005 and December 25, 2004 by the Company's principal accounting firm, BKD LLP.

                                                2005         2004
           ---------------------------------------------------------
           Audit Fees                        $  397,802   $  576,268
           Audit-Related Fees                        --           --
           Tax Fees                              21,861      119,556
           All Other Fees                            --           --
                                             ----------   ----------
           Total                             $  419,663   $  695,824
                                             ==========   ==========

Audit Fees. Fees for audit services consist of:

     o    Audit of the Company's annual financial statements.
     o Audit services associated with Rule 404 of the Sarbanes-Oxley Act of 2002 which requires the independent registered public accounting firm to audit Management's evaluation of internal controls over financial reporting as of the end of the fiscal year. The auditor's unqualified opinion is contained in the 2005 Annual Report under Item 9A - Controls and Procedures. Fees paid to the principle accounting firm for this portion of the audit totaled $155,316 in 2005 and $407,867 in 2004.
     o    Reviews of the Company's quarterly financial statements.
     o Statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees. Fees for audit-related services consist of financial accounting and reporting consultation.

Tax Fees. Fees for tax services consist of professional services rendered by BKD LLP related to corporate income tax return preparation, compliance and advice. Beginning with 2005, the Company no longer employs BKD LLP to perform tax compliance services.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BKD LLP pursuant to these exceptions.

                              FINANCIAL PERFORMANCE

The following graph compares the Company's cumulative total shareholder return on Escalade common stock to a broad equity market index and to an industry index for the past five years, assuming an initial $100 investment. The broad equity market index is the CRSP Total Return Index for The Nasdaq Stock Market ("Nasdaq U.S.) that includes all domestic companies traded on the Nasdaq market, as are the Escalade shares. The published industry index is the Nasdaq Total Return Industry Index for Nasdaq Non-Financial Stock ("Nasdaq Non-Financial") which is comprised of all Nasdaq traded companies having the standard industrial classification (SIC) code of 1 through 59 and 70 and above, which are all of the non-financial industries SIC codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade. The information presented was provided by The Nasdaq Stock Market, Inc. Cumulative total shareholder returns for Escalade common stock are based on Escalade's fiscal year. Cumulative total shareholder returns for Nasdaq U.S. and Nasdaq Non-Financial are based on a calendar year.

Comparison of five year cumulative return for Escalade, Nasdaq U.S. index and Nasdaq Non-Financial index


                                [GRAPHIC OMITTED]



                            OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings "Executive Compensation - Report of the Compensation Committee"; "Report of the Audit Committee" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).


                                   ITEM NO. 2
    PROPOSAL TO APPROVE SPECIAL STOCK OPTION GRANT TO NON-EMPLOYEE DIRECTORS

Upon review of the Company's compensation program and policies for non-employee Directors, the Board of Directors approved, subject to stockholder approval, a special grant of 2,000 stock options (the "Stock Options") to each of the five non-employee Directors proposed for election at the Annual Meeting: Blaine E. Matthews, Jr., Edward E. Williams, Richard D. White, George Savitsky and Richard
F. Baalman, Jr. The Board believes that the award of the Stock Options will be an appropriate element of the 2006 compensation to be paid to the non-employee Directors in light of the increased time and effort required of Directors under various new laws, rules and regulations adopted by Congress and the Securities and Exchange Commission in recent years. The Board further believes that this special award of the Stock Options will help retain non-employee Directors and will help to further align the interests of non-employee Directors with those of the Company's stockholders.

All other compensation to the Company's Directors for the one year term beginning with the Annual Meeting is expected to be as described in this Proxy Statement under the heading "EXECUTIVE COMPENSATION - Compensation of Directors." The Board intends to further review the Company's policies for compensation of Directors during their upcoming term of service and anticipates that the Company will present for stockholder approval at the 2007 Annual Meeting a new incentive plan in which the Directors may participate because the Company's existing 1997 Director Stock Compensation and Option Plan will expire at such time.

The following is a summary of the material terms regarding the proposed grant of the Stock Options.

Eligibility and Participation. Each non-employee Director of the Company elected at the Annual Meeting on April 22, 2006 will receive the special grant of 2,000 non-qualified Stock Options.

Non-Qualified Stock Options. Stock options represent the right to purchase shares of common stock of a company within a specified period of time at a specified price, also known as the exercise price. The proposed Stock Options will not qualify as incentive stock options meeting the requirements of certain provisions of the Internal Revenue Code and the Directors receiving the Stock Options will not receive the favorable tax treatment that would accompany incentive stock options.

Exercise Price. The exercise price for the Stock Options will be the closing sale price on the NASDAQ Stock Market of the Company's common stock on April 24, 2006, the next business day following the Annual Meeting. If the NASDAQ Stock Market would not open that day, or if no shares of Company common stock would be traded on that date, then the exercise price will be the closing sale price on the NASDAQ Market on the next closest date after April 24, 2006 that the NASDAQ Market is open and trades of the Company's common stock take place.

Expiration Date. The Stock Options will expire, if not exercised, on the earlier of April 22, 2011 or within 12 months of the death of the Director or following retirement from service as a Director of the Company.

Vesting. The Stock Options shall vest in full on April 22, 2007. No Stock Options may be exercised prior to that date. Once vested, the Stock Options can be exercised in whole or in part until the expiration of the Stock Option.

Federal Income Tax Consequences. This discussion of does not purport to be complete, and does not cover, among other things, state and local tax treatment. The Stock Options are non-qualified stock options for federal income tax purposes. Therefore, for federal income tax purposes, no income is recognized by a non-employee Director upon the grant of the Stock Options. Upon exercise, the non-employee Director will realize ordinary income in an amount equal to the excess of the fair market value of a share of the Company common stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of the Stock Options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year. The Company is entitled to a deduction for compensation paid to a non-employee Director at the same time and in the same amount as the non-employee Director realizes compensation upon exercise of the option.

Equity Compensation Plan Information.

                                                Number of            Weighted-Average
                                         Securities to be Issued      Exercise Price             Number of
                                             Upon Exercise of     of Outstanding Options,   Securities Remaining
                                           Outstanding Options,          Warrants           Available for Future
        Plan Category                      Warrants and Rights          and Rights                Issuance
----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
   security holders (1)                            730,569                $11.95                     924,169
Equity compensation plans not approved
   by security holders                                  --                    --                          --
                                                  --------                                          --------
       Total                                       730,569                                           924,169
                                                  ========                                          ========

(1) These plans are the Company's 1997 Incentive Stock Option Plan and the 1997 Director Stock Compensation and Option Plan.

The form of the award letter for the proposed Stock Options is attached hereto as Exhibit A. The Board recommends a vote "FOR" this Item No. 2.

                       RESULTS OF THE 2005 ANNUAL MEETING

Approximately 92.6% of the outstanding shares of the Company were voted in person or by proxy at the 2005 annual meeting that was held April 30, 2005. The proposal to elect to the Board the seven incumbent Directors nominated for reelection was approved by the shareholders.

                SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholder proposals for shareholder action at the 2007 annual meeting must be presented in writing at the offices of the Company on or before November 17, 2006. Any shareholder who intends to propose any other matter to be acted upon at the 2007 annual meeting of shareholders must inform the Company no later than February 23, 2007. If notice is not provided by that date, the persons named in the Company's proxy for the 2007 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2007 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation law of the State of Indiana will be included on the 2007 meeting docket.

                                 OTHER BUSINESS

Management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.


By order of the Board of Directors

       Terry D. Frandsen

  V.P. Finance, CFO & Secretary

                                    Exhibit A
                                    ---------

        Form of 2006 Special Stock Option Award to Non-Employee Director

                             ESCALADE, INCORPORATED

                           Non-Qualified Stock Option

Escalade, Incorporated, an Indiana corporation with its principal executive offices located in Wabash, Indiana, herby grants to the non-employee Director named below an option to purchase, in accordance with and subject to the terms and restrictions set forth in this Certificate, the number of shares of the Common Stock of Escalade, Incorporated, at the price set forth herein as follows:

Director Name:
                                                 -------------------------------

Number of Shares for which Option is granted:    2,000 Shares of Escalade Common
                                                 Stock

Option Price per Share:                          See Exercise Price below

Date of Grant:                                   April 22, 2006

Exercise Price:      The exercise price for the Stock Options will be the
                     closing sale price on the NASDAQ Stock Market of the Company's common stock on April 24, 2006, the next business day following the Company's Annual Meeting of Stockholders on April 22, 2006. If the NASDAQ Stock Market would not open that day, or if no shares of Company common stock would be traded on that date, then the exercise price will be the closing sale price on the NASDAQ Market on the next closest date after April 24, 2006 that the NASDAQ Market is open and trades of the Company's common stock take place.

Expiration           Date: The Stock Options will expire, if not exercised, on
                     the earlier of April 22, 2011 or within 12 months of the death of the Director or following retirement from service as a Director of the Company.

Vesting: The Stock Options shall vest in full on April 22, 2007. No Stock Options may be exercised prior to that date. Once vested, the Stock Options can be exercised in whole or in part until the expiration of the Stock Option.

Withholding:         The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under this Certificate after giving the person entitled to receive such delivery notice as far in advance as practicable and the Company may defer making delivery, if any such tax is payable, until indemnified to its satisfaction.

                                               ESCALADE, INCORPORATED


                                               ---------------------------------
                                               C. W. (Bill) Reed, President, CEO

Accepted:

---------------------------
Director Signature

---------------------------
Director Printed Name

---------------------------
Date

                                      PROXY

ESCALADE, INCORPORATED                              THIS PROXY IS SOLICITED
251 Wedcor Avenue                                   ON BEHALF OF THE
Wabash, Indiana 46992                               BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Griffin, Blaine E. Matthews, Jr. and Keith P. Williams, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Shareholders of Escalade, Incorporated (the "Company") to be held on Saturday, April 22, 2006, at 9:00 a.m., Eastern Standard Time, at the Sheraton Indianapolis Hotel & Suites located at 8787 Keystone Crossing, Indianapolis, Indiana 46240, and any adjournment or adjournments thereof, and to vote the number of shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present on the following matters:

1.       Election of Directors

Vote for Seven (7) Nominees to Serve as Directors of the Company for the one-year term ending at the 2007 Annual Meeting of Shareholders.


                                                                  Withhold
                                                                 Authority
         Nominee                                For               to Vote
         -------                                ---               -------

         Robert E. Griffin                      [ ]                 [ ]

         Blaine E. Matthews, Jr                 [ ]                 [ ]

         C.W. "Bill" Reed                       [ ]                 [ ]

         Edward E. (Ned) Williams               [ ]                 [ ]

         Richard D. White                       [ ]                 [ ]

         George Savitsky                        [ ]                 [ ]

         Richard Baalmann                       [ ]                 [ ]


2. Special Grant of 2,000 stock options to the Company's five non-employee Directors

Vote to approve the grant of 2,000 stock options to each of the Company's five non-employee directors elected at the Annual Meeting.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" ITEM 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

[Shareholder's Name and Address as on Record Books]



 (Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If signing on behalf of a corporation, the full name of the corporation should be set forth accompanied by the signature on its behalf of a duly authorized officer.)

Signature
          -----------------------------------------------------

Signature if held jointly
                          -------------------------------------

Dated                             , 2006
      ----------------------------


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.

                                       2